                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 14, 2001

                               CALPINE CORPORATION


                            (A DELAWARE CORPORATION)

                        COMMISSION FILE NUMBER: 001-12079

                  I.R.S. EMPLOYER IDENTIFICATION NO. 77-0212977

                           50 WEST SAN FERNANDO STREET

                           SAN JOSE, CALIFORNIA 95113

                            TELEPHONE: (408) 995-5115

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ITEM 5. OTHER EVENTS


On November 14, 2001, Calpine's subsidiary, Calpine Energy Services, LP ("CES"), Enron North America Corp. ("ENA") and Enron Power Marketing, Inc. ("EPMI") entered into a Master Netting, Setoff and Security Agreement ("Netting Agreement"). This Netting Agreement permits CES, on the one hand, and ENA and EPMI, on the other hand, to set off amounts owed to each other under an ISDA Master Agreement between CES and ENA, an Enfolio Master Firm Purchase/ Sale Agreement between CES and ENA and a Master Energy Purchase and Sale Agreement between CES and EPMI (in each case, after giving effect to the netting provisions contained in each of these agreements).

As a result of the nationwide economic slowdown, the industry experienced lower industrial demand during 2001 which, along with unusually mild weather, reduced prices for power. In light of these factors, we are revising our 2001 earnings (before deduction of non-recurring merger costs in connection with the Encal pooling-of-interests transaction) expectations to approximately $1.95 per share from the $2.00 to $2.05 per share guidance that we had previously provided.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

99.0 Master Netting, Setoff and Security Agreement

99.1 Collateral Annex to Master Netting, Setoff, and Security Agreement

99.2 List of Existing Underlying Master Agreements
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CALPINE CORPORATION



                              By:  /s/ Charles B. Clark, Jr.
                                   ------------------------------------
                                   Charles B. Clark, Jr.
                                   Senior Vice President and Controller
                                   Chief Accounting Officer




Date: January 16, 2002

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                                  Exhibit Index

EXHIBIT NO.      DESCRIPTION
-----------      -----------
   99.0          Master Netting, Setoff and Security Agreement

   99.1          Collateral Annex to Master Netting, Setoff, and Security
                 Agreement

   99.2          List of Existing Underlying Master Agreements
